(d)(1)(iii)

AMENDED SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

VOYA PARTNERS, INC.

and

VOYA INVESTMENTS, LLC

Series	Annual Management Fee
(as a percentage of average daily net assets)

VY® American Century Small-Mid Cap	1.100% on the first $250 million of assets;
1.050% on the next $250 million of assets; and
Value Portfolio
1.000% thereafter

VY® Baron Growth Portfolio	0.950% of the first $1 billion of assets;
0.925% on the next $1 billion of assets; and
0.900% thereafter

VY® Columbia Contrarian Core Portfolio	0.900% on the first $500 million of assets;
0.850% on the next $500 million of assets; and
0.800% thereafter

VY® Columbia Small Cap Value II	0.850% on all assets
Portfolio

0.600% on the first $4 billion of assets;
Voya Global Bond Portfolio	0.575% on the next $1 billion of assets;
0.550% on the next $1 billion of assets; and
0.530% thereafter

Direct Investments1
Voya Index Solution 2020 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

___________________________

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017. With respect to Voya Index Solution Portfolios, "Underlying Funds" shall also include funding agreements with affiliated or unaffiliated insurance companies.

Series	Annual Management Fee
(as a percentage of average daily net assets)

Direct Investments1
Voya Index Solution 2025 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Index Solution 2030 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Index Solution 2035 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Index Solution 2040 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets
Direct Investments1
Voya Index Solution 2045 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets
Direct Investments1
Voya Index Solution 2050 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets
Direct Investments1
Voya Index Solution 2055 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets
Direct Investments1
Voya Index Solution 2060 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

___________________________

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017. With respect to Voya Index Solution Portfolios, "Underlying Funds" shall also include funding agreements with affiliated or unaffiliated insurance companies.

Series	Annual Management Fee
(as a percentage of average daily net assets)

Direct Investments1
Voya Index Solution 2065 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets
Direct Investments1
Voya Index Solution Income Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Voya International High Dividend Low	0.600% on all assets
Volatility Portfolio

VY® Invesco Comstock Portfolio	0.700% on all assets
VY® Invesco Equity and Income	0.650% on the first $750 million of assets;
0.630% on the next $250 million of assets; and
Portfolio
0.610% thereafter

0.700% on the first $3 billion of assets;
VY® Invesco Global Portfolio	0.680% on the next $1 billion of assets;
0.670% on the next 4 billion of assets; and

0.660% thereafter
0.850% on the first $500 million of assets;
VY® JPMorgan Mid Cap Value Portfolio	0.750% on the next $500 million of assets; and
0.700% thereafter

Direct Investments1
Voya Solution 2020 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution 2025 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution 2030 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

___________________________

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017. With respect to Voya Index Solution Portfolios, "Underlying Funds" shall also include funding agreements with affiliated or unaffiliated insurance companies.

Series	Annual Management Fee
(as a percentage of average daily net assets)

Direct Investments1
Voya Solution 2035 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution 2040 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution 2045 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution 2050 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution 2055 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution 2060 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution 2065 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

___________________________

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017. With respect to Voya Index Solution Portfolios, "Underlying Funds" shall also include funding agreements with affiliated or unaffiliated insurance companies.

Series	Annual Management Fee
(as a percentage of average daily net assets)

Direct Investments1
Voya Solution Aggressive Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution Balanced Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution Conservative Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution Income Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets
Direct Investments1
Voya Solution Moderately Aggressive	0.400%

Portfolio	Underlying Funds2
0.200% on assets

Direct Investments1
Voya Solution Moderately Conservative	0.400% on assets

Portfolio	Underlying Funds2
0.200% on assets

VY® T. Rowe Price Diversified Mid Cap	0.740% on all assets
Growth Portfolio

VY® T. Rowe Price Growth Equity	0.700% on all assets
Portfolio

___________________________

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017. With respect to Voya Index Solution Portfolios, "Underlying Funds" shall also include funding agreements with affiliated or unaffiliated insurance companies.